UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 24, 2005

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Offer Letter to Charles E. Phillips, Jr., President

On August 26, 2005, we amended the offer letter dated May 14, 2003, to Charles E. Phillips, Jr., one of our Presidents, whereby Mr. Phillips agreed to delete the severance provisions from his offer letter.

The description above is a summary of Mr. Phillips’ amendment to his offer letter and is qualified in its entirety by the amendment to his offer letter which is filed as Exhibit 10.25 to this report.

Discretionary Bonus to Charles E. Phillips, Jr., President

On August 24, 2005, the Compensation Committee of the Board of Directors approved the payment of a discretionary bonus of $1,000,000 to Mr. Phillips which was separate from his bonus payment under, and therefore outside of, our Fiscal Year 2005 Executive Bonus Plan. We believe this discretionary bonus may not be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. This additional bonus was paid in recognition of Mr. Phillips’ extraordinary efforts during fiscal year 2005 towards our outreach to customers and our success against our competition, as well as his significant contributions during fiscal year 2005 to our financial performance and our overall business strategy. This discretionary bonus has also been disclosed in our proxy statement relating to our 2005 Annual Meeting.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.25	Amendment dated August 26, 2005, to the Offer Letter dated May 14, 2003, to Charles E. Phillips, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated:	August 30, 2005	By:	/s/ Martin J. Collins
Name: Martin J. Collins
Title: Vice President, Associate General Counsel and Assistant Secretary

Exhibit Index

10.25	Amendment dated August 26, 2005, to the Offer Letter dated May 14, 2003, to Charles E. Phillips, Jr.